UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7th, 2012

CYTTA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-139699	98-0505761
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Suite 101- 6490 West Desert Inn Road, Las Vegas Nevada 89146
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (702) 307-1680

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 7, 2012, the Corporation filed a Certificate of Change with the Nevada Secretary of State amending the Corporation’s Articles of Incorporation to increase the authorized common shares of the corporation to 3,900,000,000 common shares with a par value of $0.00001.   There were no other changes to the Articles as a result of this Certificate of Change. This Certificate of Change is attached as Exhibit 3.1 hereto and incorporated by reference herein.

Article Fourth of the Company's Restated Articles of Incorporation, as amended by the Amendment to Articles of Incorporation dated July 1, 2009 (the "Articles"), authorizes the Company's Board of Directors to designate a class or series of preferred stock and to fix the designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof. On December 5, 2012, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada for the purpose of amending the Articles to fix the designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Class D Preferred Stock. The Class D Preferred Stock has a liquidation preference of $0.10 per share. The Certificate of Designation is attached as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

      No.   Exhibits

      3.1       Certificate of Change

      3.2       Certificate of Designation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

February 20, 2013

Cytta Corp.

By: /s/ Gary Campbell

Gary Campbell

CEO  & CFO

Exhibit Index

      No.   Exhibits

      3.1       Certificate of Change filed November 7th, 2012

      3.2       Certificate of Designation

filed December 5th, 2012

3